Exhibit 99.1

Chimera Investment Corporation Reports Strong Fourth Quarter; Dividend Rises as a Result of Improving Taxable Income

NEW YORK--(BUSINESS WIRE)--February 8, 2010--Chimera Investment Corporation (NYSE: CIM) today reported Core Earnings for the quarter ended December 31, 2009, of $80.7 million or $0.12 per average share as compared to Core Earnings for the quarter ended December 31, 2008, of $9.0 million or $0.07 per average share and Core Earnings for the quarter ended September 30, 2009, of $85.9 million or $0.13 per average share. “Core Earnings” represents a non-GAAP measure that approximates distributable income, and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, other-than-temporary impairments, and gains or losses on sales of securities. The Company reported GAAP net income of $95.5 million or $0.14 per average share for the quarter ended December 31, 2009, as compared to GAAP net income of $8.8 million or $0.07 per average share for the quarter ended December 31, 2008, and GAAP net income of $158.0 million or $0.24 per average share for the quarter ended September 30, 2009.

During the quarter ended December 31, 2009, the Company sold residential mortgage-backed securities (“RMBS”) with a carrying value of $213.0 million for realized gains of $16.2 million. The Company did not sell any RMBS for the quarter ended December 31, 2008. During the quarter ended September 30, 2009, the Company sold RMBS with a carrying value of $916.9 million for realized gains of $74.5 million.

On January 29, 2010, the Company transferred $1.7 billion in principal value of its RMBS to the CSMC 2010-1R Trust in a re-securitization transaction. In this transaction, the Company sold $128.1 million of AAA-rated fixed rate bonds to third party investors for net proceeds of $127.7 million. The Company retained $563.6 million of AAA-rated bonds, $1.0 billion in subordinated bonds and the owner trust certificate, and interest only bonds with a notional value of $1.6 billion. The subordinated bonds and the owner trust certificate provide credit support to the AAA-rated bonds. The bonds issued by the trust are collateralized by RMBS that were transferred to the CSMC 2010-1R Trust.

The Company declared common stock dividends of $0.17, $0.04, and $0.12 per share for the quarters ended December 31, 2009, December 31, 2008, and September 30, 2009, respectively. The annualized dividend yield on the Company’s common stock for the fourth quarter, based on the December 31, 2009, closing price of $3.88, was 17.53%. On a Core Earnings basis, the Company provided an annualized return on average equity of 14.96%, 10.96%, and 16.60% for the quarters ended December 31, 2009, December 31, 2008, and September 30, 2009, respectively. On a GAAP basis, the Company provided an annualized return on average equity of 17.69%, 10.72% and 30.55%, for the quarters ended December 31, 2009, December 31, 2008, and September 30, 2009, respectively.

Matthew J. Lambiase, Chief Executive Officer and President of the Company, commented on the quarter. “The fourth quarter demonstrates the evolving nature of our markets and our operations. Operationally, our purchases of significant amounts of deeply discounted securities and the retention of the subordinate securities of our re-securitizations means that a portion of our taxable income will come from the accretion of those discounts. As such, we anticipate that taxable income, which determines the amount of dividends we must pay, will be higher than Core Earnings. In our markets, demand for securities has improved from the depths of the financial crisis as investors take into account realistic performance expectations, new capital comes into the market and the securitization market continues to recover. While new non-government-backed mortgage originations remain well below prior levels, as we look ahead to the new year, we continue to see opportunities in the securities market and we look forward to the new opportunities that will arise when the primary mortgage securitization model becomes operational.”

For the quarter ended December 31, 2009, the annualized yield on average earning assets was 6.37% and the annualized cost of funds on the average borrowed funds balance was 1.51% for an interest rate spread of 4.86%. This is a 308 basis point increase over the annualized interest rate spread for the quarter ended December 31, 2008, and a 118 basis point decrease over the interest rate spread for the quarter ended September 30, 2009. Leverage was 1.1:1, 2.5:1, and 0.9:1 at December 31, 2009, December 31, 2008, and September 30, 2009, respectively.

RMBS comprised approximately 92.7%, 66.2%, and 91.8% of the Company’s investment portfolio at December 31, 2009, December 31, 2008, and September 30, 2009, respectively. The balance of the portfolio was comprised of loans collateralizing secured debt.

The following table summarizes portfolio information for the Company:

	December 31, 2009	December 31, 2008	September 30, 2009

Interest earning assets at period-end	$ 4,559,427	$ 1,438,813	$ 4,318,683
Interest bearing liabilities at period-end	$ 2,365,752	$ 1,050,862	$ 2,011,658
Leverage at period-end	1.1:1	2.5:1	0.9:1

Portfolio Composition
Non-Agency MBS	67.7%	52.5%	63.0%
Agency MBS	25.0%	13.7%	28.8%
Secured loans	7.3%	33.8%	8.2%
Fixed-rate percentage of portfolio	52.7%	29.9%	59.0%
Adjustable-rate percentage of portfolio	47.3%	70.1%	41.0%
Annualized yield on average earning assets during the period	6.37%	5.74%	7.71%
Annualized cost of funds on average borrowed funds during the period	1.51%	3.96%	1.67%

The following table summarizes characteristics for each asset class:

	December 31, 2009
	Non-Agency Mortgage-Backed Securities	Agency Mortgage-Backed Securities	Secured Loans
Weighted average cost basis	$57.59	$103.41	$101.09
Weighted average fair value	$54.86	$104.55	$101.09
Weighted average coupon	5.80%	5.50%	5.49%
Fixed-rate percentage of portfolio	24.55%	25.02%	3.14%
Adjustable-rate percentage of portfolio	43.15%	0.00%	4.14%

The Company’s portfolio is comprised of RMBS and securitized whole residential mortgage loans. During the quarter ended December 31, 2009, the Company recorded a loan loss provision in general and administrative expenses of $1.7 million as compared to a provision of $940 thousand for the quarter ended December 31, 2008 and $47 thousand for the quarter ended September 30, 2009.

The Constant Prepayment Rate on the Company’s portfolio was 18%, 9%, and 17% during the quarters ended December 31, 2009, December 31, 2008, and September 30, 2009, respectively. The weighted average cost basis of the portfolio was 72.0, 99.7, and 72.2 as of December 31, 2009, December 31, 2008, and September 30, 2009, respectively. The net accretion of discounts was $10.7 million, net amortization of premium $319 thousand, and net accretion of discount was $23.7 million for the quarters ended December 31, 2009, December 31, 2008, and September 30, 2009, respectively. The total net discount remaining was $1.8 billion, $5.3 million and $1.7 billion at December 31, 2009, December 31, 2008, and September 30, 2009, respectively.

General and administrative expenses, including the management fee, as a percentage of average interest earning assets were 0.72%, 0.97%, and 0.72% for the quarters ended December 31, 2009, December 31, 2008, and September 30, 2009, respectively. At December 31, 2009, December 31, 2008, and September 30, 2009, the Company had a common stock book value per share of $3.17, $2.34, and $3.27, respectively.

The Company is a specialty finance company that invests in residential mortgage-backed securities, residential mortgage loans, real estate-related securities and various other asset classes. The Company’s principal business objective is to generate net income for distribution to investors from the spread between the yields on its investments and the cost of borrowing to finance their acquisition and secondarily to provide capital appreciation. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”), is externally managed by Fixed Income Discount Advisory Company and currently has 670,371,002 shares of common stock outstanding.

The Company will hold the fourth quarter 2009 earnings conference call on Tuesday, February 9, 2010, at 10:00 a.m. EST. The number to call is 800-295-4740 for domestic calls and 617-614-3925 for international calls and the pass code is 22337075. The replay number is 888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 35866531. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.chimerareit.com. If you would like to be added to the e-mail distribution list, please visit www.chimerareit.com, click on Investor Relations, then E-Mail Alerts, enter your e-mail address where indicated and click the Submit button.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, our business and investment strategy; our projected financial and operating results; our ability to maintain existing financing arrangements, obtain future financing arrangements and the terms of such arrangements; general volatility of the securities markets in which we invest; the implementation, timing and impact of, and changes to, various government programs, including the Treasury’s plan to buy U.S. government agency RMBS, the Term Asset-Backed Securities Loan Facility and the Public-Private Investment Program; our expected investments; changes in the value of our investments; interest rate mismatches between our investments and our borrowings used to fund such purchases; changes in interest rates and mortgage prepayment rates; effects of interest rate caps on our adjustable-rate investments; rates of default or decreased recovery rates on our investments; prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; the degree to which our hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; availability of investment opportunities in real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; market trends in our industry, interest rates, the debt securities markets or the general economy; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim all obligations, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)

	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008 (1)
Assets:	(Unaudited)

Cash and cash equivalents	$ 24,279	$ 21,023	$ 13,121	$ 12,200	$ 27,480
Non-Agency Mortgage-Backed Securities, at fair value	2,398,865	1,996,460	1,746,543	720,936	613,105
Agency Mortgage-Backed Securities, at fair value	1,690,029	1,823,308	1,889,550	364,856	242,362
Securitized loans held for investment, net of allowance for loan losses of $4.7 million, $3.0 million, $3.0 million, $1.9 million and $1.6 million, respectively	470,533	498,915	530,638	565,895	583,346
Accrued interest receivable	33,128	29,444	27,055	11,212	9,951
Other assets	1,494	330	798	949	1,257
Total assets	$ 4,618,328	$ 4,369,480	$ 4,207,705	$ 1,676,048	$ 1,477,501

Liabilities:
Repurchase agreements	1,716,398	1,444,243	1,377,148	107,446	-
Repurchase agreements with affiliates	259,004	153,076	123,483	452,480	562,119
Securitized debt	390,350	414,339	442,782	473,168	488,743
Payable for investments purchased	-	73,460	270,735	193,973	-
Accrued interest payable	3,235	3,199	2,801	2,468	2,465
Dividends payable	113,788	80,311	37,705	10,566	7,040
Accounts payable and other liabilities	472	752	487	538	387
Investment management fees payable to affiliate	8,519	9,071	5,955	2,583	2,292
Total liabilities	$ 2,491,766	$ 2,178,451	$ 2,261,096	$ 1,243,222	$ 1,063,046

Commitments and Contingencies	-	-	-	-	-

Stockholders' Equity:
Common stock: par value $0.01 per share; 1,000,000,000 shares authorized, 670,371,587, 670,324,854, 670,325,786, 177,196,945 and 177,198,212 shares issued and outstanding, respectively	$ 6,693	$ 6,693	$ 6,692	$ 1,761	$ 1,760
Additional paid-in-capital	2,290,614	2,290,328	2,290,308	832,070	831,966
Accumulated other comprehensive loss	(99,754)	(53,322)	(220,029)	(256,705)	(266,668)
Accumulated deficit	(70,991)	(52,670)	(130,362)	(144,300)	(152,603)
Total stockholders' equity	$ 2,126,562	$ 2,191,029	$ 1,946,609	$ 432,826	$ 414,455
Total liabilities and stockholders' equity	$ 4,618,328	$ 4,369,480	$ 4,207,705	$ 1,676,048	$ 1,477,501

(1) Derived from the audited consolidated financial statements at December 31, 2008.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)

	For the Quarter Ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008
	(Unaudited)
Net Interest Income:
Interest income	$ 100,765	$ 104,690	$ 65,077	$ 28,007	$ 23,656
Interest expense	8,530	9,197	8,313	9,042	10,954
Net interest income	92,235	95,493	56,764	18,965	12,702
Other-than-temporary impairments:
Total other-than-temporary credit impairment losses	(1,480)	(6,209)	(8,575)	-	-
Non-credit portion of loss recognized in other comprehensive income (loss)	164	4,024	2,080	-	-
Net other-than-temporary impairment losses	(1,316)	(2,185)	(6,495)	-	-
Other gains:
Realized gains on sales of investments, net	16,191	74,508	9,321	3,627	-
Realized losses on principal write-downs	(195)	(61)	-	-	-
Total other gains	15,996	74,447	9,321	3,627	-
Net investment income	106,915	167,755	59,590	22,592	12,702
Other expenses:
Management fee	8,516	8,649	5,955	2,583	2,292
Provision for loan losses	1,692	47	1,130	234	940
General and administrative expenses	1,238	1,057	861	905	686
Total other expenses	11,446	9,753	7,946	3,722	3,918
Income before income taxes	95,469	158,002	51,644	18,870	8,784
Income taxes	-	-	-	1	(3)
Net income	$ 95,469	$ 158,002	$ 51,644	$ 18,869	$ 8,787

Net income per share-basic and diluted	$ 0.14	$ 0.24	$ 0.10	$ 0.11	$ 0.07
Weighted average number of shares outstanding-basic and diluted	670,324,435	670,324,864	503,110,132	177,196,959	135,115,190
Comprehensive income (loss):
Net income	$ 95,469	$ 158,002	$ 51,644	$ 18,869	$ 8,787
Other comprehensive (loss) income:
Unrealized (loss) gain on available-for-sale securities	(31,753)	238,969	39,501	13,590	(128,361)
Reclassification adjustment for net losses included in net income for other-than-temporary impairments	1,316	2,185	6,495	-	-
Reclassification adjustment for realized gains included in net income	(15,996)	(74,447)	(9,321)	(3,627)	-
Other comprehensive (loss) income:	(46,433)	166,707	36,675	9,963	(128,361)
Comprehensive income (loss)	$ 49,036	$ 324,709	$ 88,319	$ 28,832	$ (119,574)

CONTACT:
Investor Relations
1-866-315-9930
www.chimerareit.com